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                                                                      Exhibit 5

                             BOSE McKINNEY & EVANS
                            2700 First Indiana Plaza
                          135 North Pennsylvania Street
                           Indianapolis, Indiana 46240
                                 (317) 684-5000


December 2, 1998

Emmis Communications Corporation
950 North Meridian Street, Suite 1200
Indianapolis, Indiana  46204

Dear Sirs:

We are acting as counsel to Emmis Communications Corporation, an Indiana corporation (the "Company"), in connection with the registration by the Company of approximately 1,080,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), to be sold by one or more pledgees. The Class A Common Stock is the subject of a Registration Statement, as amended (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Company's Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, as amended, and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that the Class A Common Stock has been duly authorized by all necessary corporate action of the Company and when the applicable provisions of the


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Emmis Communications Corporation
December 2, 1998
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Securities Act of 1933 and such state "blue sky" or securities laws as may be applicable have been complied with, such shares of Class A Common Stock will be legally issued, fully paid, and nonassessable.

We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 filed under the Securities Act of 1933 relating to the Class A Common Stock.

Very truly yours,

BOSE McKINNEY & EVANS